UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 6, 2010

OPTIMER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33291	33-0830300
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

10110 Sorrento Valley Road, Suite C

San Diego, CA  92121

(Address of principal executive offices, including zip code)

(858) 909-0736

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On May 6, 2010, the Company issued a press release announcing its unaudited financial results for the first quarter ended March 31, 2010.  A copy of this press release is attached hereto as Exhibit 99.1.

This information and the exhibits hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Company’s 2010 Annual Meeting of Stockholders held on May 5, 2010, our stockholders voted on two items, the outcomes of which are set forth below.

Proposal 1 – Election of Directors

Our stockholders re-elected Mark Auerbach and Joseph Y. Chang, Ph.D. to serve as directors of the Company until the 2013 Annual Meeting of Stockholders and until their respective successors are elected and qualified. The following votes were tabulated with respect to the election of directors:

Director Elected	Number of Shares Voted For	Number of Shares Voted Against or Withheld
Mark Auerbach	23,248,550	58,692
Joseph Y. Chang, Ph.D.	23,232,277	74,965

Proposal 2 – Ratification of the Selection of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Our stockholders ratified the selection of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. The following votes were tabulated with respect to the ratification:

For	Against	Abstain
30,329,191	197,558	7,793

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMER PHARMACEUTICALS, INC.

By:	/s/ John D. Prunty
John D. Prunty Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

Date:  May 6, 2009